 Exhibit 99.1

Cellular Biomedicine Group (CBMG) Announces the Addition of a Second Clinical Site in the Expansion of its Chimeric Antigen Receptor T-cell (CAR-T) Phase I Clinical Trial for Its CARD-1 Trial in Patients with Non-Hodgkin Lymphoma (NHL)

SHANGHAI, China and CUPERTINO, Calif., May 15, 2017 /GlobeNewswire/ — Cellular Biomedicine Group Inc. (NASDAQ: CBMG) (“CBMG” or the “Company”), a clinical-stage biopharmaceutical firm engaged in the development of effective immunotherapies for cancer and stem cell therapies for degenerative diseases, today announced the addition of a new independent Phase I clinical trial of the Company’s ongoing CARD-1 study in patients with chemorefractory and aggressive DLBCL. The Company and Shanghai Tongji Hospital (Tongji) are conducting a single arm, non-randomized study to evaluate the safety and efficacy of C-CAR011 (Anti-CD19 single-chain variable fragment (scFv) (41BB-CD3f)) therapy in relapsed or refractory B cell Non-Hodgkin Lymphoma (NHL). The trial will enroll 15 patients comprised of DLBCL, Primary Mediastinal Large B-Cell Lymphoma (PMBCL) and Follicular Lymphoma (FL).

“Driven by Shanghai’s regional demand, Tongji’s CAR-T expertise, the requirement to confirm site to site consistency and our need to prepare for the next phase of a confirmatory clinical trial, the new trial will benefit patients in Shanghai and provide CBMG with incremental data in safety and tolerability of C-CAR011 in more chemorefractory and aggressive DLBCL patients comprised of unique histogenesis and those with the most common indolent form of non-Hodgkin lymphoma (NHL). ” said Mr. Tony Liu, Chief Executive Officer for CBMG.

Mr. Tony Liu added, “Due to our robust clinical pipeline, we believe the Company’s stock is currently undervalued. The management and our scientific team are committed to delivering long-term clinical benefits to patients that have the potential to address very large cancer and knee osteoarthritis markets and create long-term value for shareholders. We believe that CBMG has one of the very few leading integrated chemistry, manufacturing, and controls (CMC) facilities in the world for a cell therapy company, which when fully built out in China, will have the manufacturing capacity to support the treatment of 10,000 cancer and 10,000 knee osteoarthritis patients per year. With a healthy balance sheet and an efficient deployment of capital that will enable CBMG to execute on its clinical developments over the next twelve months, we are well equipped to further our clinical trials including the addition of new cancer indications by adding more top cancer centers in China for DLBCL and ALL trials using our C-CAR011 product. As a reminder, each year China has approximately five million new cancer patients, which far surpasses the U.S.  We are pleased with our CAR-T patient screening and trial enrollment progress thus far and are on track to share our topline clinical data in the fourth quarter of this year as it becomes available. We look forward to evaluating new interests in expanding our clinical development and CAR-T partnerships with leading hospitals in major cities in China.”

2017 Business & Technology Highlights

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In 2016, commenced patient enrollment in China for its CARD-1 (“CAR-T Against DLBCL”) Phase I clinical trial utilizing CBMG’s optimized proprietary C-CAR011 construct of CD19 chimeric antigen receptor T-cell (CAR-T) therapy for the treatment of patients with refractory Diffuse Large B-cell Lymphoma (DLBCL);

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Announced addition of second clinical trial site for its Chimeric Antigen Receptor T-cell (CAR-T) Phase I Clinical Trial for its CARD-1 Trial in patients with refractory Diffuse Large B-cell Lymphoma (DLBCL) in Shanghai with Tongji Hospital;

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Commenced CALL-1 (“CAR-T against Acute Lymphoblastic Leukemia”) Phase I clinical trial in China utilizing its optimized proprietary C-CAR011 construct of CD19 chimeric antigen receptor T-cell (CAR-T) therapy for the treatment of patients with relapsed or refractory (r/r) CD19+ B-cell Acute Lymphoblastic Leukemia (ALL);

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Received the first disbursement of $1.2 million in the $2.29 million grant by California Institute for Regenerative Medicine (CIRM), California’s stem cell agency, to support pre-clinical studies of AlloJoinTM, CBMG’s “Off-the-Shelf” Allogeneic Human Adipose-derived Mesenchymal Stem Cells for the treatment of Knee Osteoarthritis in the United States;

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Completed expansion of its 30,000 square foot facility in Huishan High Tech Park in Wuxi, China, with 20,000 square feet of the Wuxi GMP facility dedicated to advanced stem cell culturing, centralized plasmid and viral vector production, cell banking and development of reagents;

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Began construction of a new GMP facility in “Pharma Valley” in Shanghai Zhangjiang High-Tech Park, which will consist of 40,000 square feet dedicated to advanced cell manufacturing;

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Established a strategic research collaboration with GE Healthcare Life Sciences China to co-develop certain high-quality industrial control processes in Chimeric Antigen Receptor T-cell (CAR-T) and stem cell manufacturing, and form a joint laboratory within CBMG’s new Shanghai Zhangjiang GMP-facility dedicated to the joint research and development of a functionally integrated and automated immunotherapy cell preparation system.

About Cellular Biomedicine Group

Cellular Biomedicine Group, Inc. (NASDAQ: CBMG) develops proprietary cell therapies for the treatment of cancer and degenerative diseases. We conduct immuno-oncology and stem cell clinical trials in China using products from our integrated GMP laboratory. Our GMP facilities in China, consisting of twelve independent cell production lines, are designed and managed according to both China and U.S. GMP standards. CBMG recently commenced two Phase I human clinical trials in China using CAR-T to treat relapsed/refractory CD19+ B-cell Acute Lymphoblastic Leukemia (ALL) and Refractory Diffuse Large B-cell Lymphoma (DLBCL) as well as an ongoing Phase I trial in China for AlloJoinTM (CBMG’s “Off-the-Shelf” Allogeneic Human Adipose-derived Mesenchymal Stem Cell) for the treatment of Knee Osteoarthritis (KOA). CBMG was recently awarded $2.29 million from the California Institute for Regenerative Medicine (CIRM) to support pre-clinical studies of AlloJoinTM for Knee Osteoarthritis in the United States. The Company also recently announced a strategic partnership with GE Healthcare Life Sciences China to establish a joint technology laboratory to develop control processes for the manufacture of CAR-T and stem cell therapies. To learn more about CBMG, please visit www.cellbiomedgroup.com.

About Shanghai Tongji Hospital

Established in 1900, Shanghai Tongji Hospital, a AAA General Hospital in Shanghai, China, is affiliated with Tongji University, one of the oldest and most prestigious universities in China. The hospital comprises 52 clinical and paramedical departments with a total of 4,000 beds and over 4,500 employees. The Department of Rehabilitation is designated as a training and research center of World Health Organization (WHO). The hospital maintains cooperative relationships with other research hospitals and laboratories in many countries including Germany, USA, Japan and France. It has published more research papers than any other medical institution in China.

About PMBCL & FL

Primary mediastinal B-cell lymphoma (PMBCL) belongs to the group of aggressive diffuse large B-cell lymphomas. Its molecular signature and clinical features resemble classical Hodgkin lymphoma. It constitutes approximately 2 % to 4 % of all non-Hodgkin lymphomas (around 6 % of diffuse large B-cell lymphomas (DLBCL)).

Follicular lymphoma (FL) is the most common indolent (slow- growing) form of NHL, accounting for approximately 12 percent of all B-cell NHLs.

Forward-Looking Statements

Statements in this press release relating to plans, strategies, trends, specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include risks inherent in doing business, trends affecting the global economy, including the devaluation of the RMB by China in August 2015 and other risks detailed from time to time in CBMG’s reports filed with the Securities and Exchange Commission, quarterly reports on form 10-Q, current reports on form 8-K and annual reports on form 10-K. Forward-looking statements may be identified by terms such as "may," "will," "expects," "plans," "intends," "estimates," "potential," or "continue," or similar terms or the negative of these terms. Although CBMG believes the expectations reflected in the forward-looking statements are reasonable, they cannot guarantee that future results, levels of activity, performance or achievements will be obtained. CBMG does not have any obligation to update these forward-looking statements other than as required by law.

Contacts:
Sarah Kelly
Director of Corporate Communications, CBMG
+1 408-973-7884
sarah.kelly@cellbiomedgroup.com
Vivian Chen
Managing Director Investor Relations, Citigate Dewe Rogerson
+1 347 481-3711
vivian.chen@citigatedr.com

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